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                                                                    EXHIBIT 11.0



                             NORTHWEST PIPE COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                  -------------------------
                                                       1997           1996
                                                  -------------------------

Net income as reported                            $    2,415     $    2,769
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Earnings per share                                $     0.37     $     0.50
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Weighted average shares outstanding:
  Common stock                                         6,399          5,263
  Common stock issuable upon exercise of
    stock options                                        212            264
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Weighted average number of shares                      6,611          5,527
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